      As filed with the Securities and Exchange Commission on May 10, 1999
                                                  Registration No. 33-_______
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                      APPLIED EXTRUSION TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                        51-0295865
    (State or other jurisdiction                             (I.R.S. Employer
  of incorporation or organization)                         Identification No.)


                      APPLIED EXTRUSION TECHNOLOGIES, INC.
                             1994 STOCK OPTION PLAN
                            (Full title of the plan)

                            -------------------------


                               3 CENTENNIAL DRIVE
                                PEABODY, MA 01960
          (Address of principal executive offices, including zip code)

                            -------------------------

                            Gerald M. Haines II, Esq.
                          Secretary and General Counsel
                      Applied Extrusion Technologies, Inc.
                               3 Centennial Drive
                          Peabody, Massachusetts 01960
                                 (978) 538-1500
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                            -------------------------

                                    CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
           TITLE OF EACH CLASS OF                AMOUNT TO BE         PROPOSED MAXIMUM           PROPOSED MAXIMUM        AMOUNT OF
        SECURITIES TO BE REGISTERED               REGISTERED         OFFERING PRICE PER         AGGREGATE OFFERING     REGISTRATION
                                                                          SHARE(1)                   PRICE(1)               FEE
------------------------------------------------------------------------------------------------------------------------------------
      Common Stock, $.01 par value per          500,000 shares               $7.91                  $3,955,000          $1,099.49
                 share (2)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on May 5, 1999.
     (2) The number of securities being carried forward from the Registrant's Registration Statements on Form S-8 (File Nos. 33-80804 and 33-61985) is 1,850,000 and the amounts of the filing fees previously paid with respect to these securities were $2,385.73 and $2,289.00, respectively.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included herein contains a combined Prospectus that also relates to a total of 1,850,000 shares of Common Stock of the Registrant previously registered under Registration Statements on Form S-8 (File Nos. 33-80804 and 33-61985, filed on June 29, 1994 and August 21, 1998, respectively).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by Applied Extrusion Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K/A for the fiscal year ended September 30, 1998 (Commission File No. 000-19188).

         (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1998. (Commission File No. 000-19188).

         (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 (Commission File No. 000-19188).

         (d) The description of the Common Stock, $.01 par value per share (the "Common Stock"), contained in Item 1 of the Company's Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on April 24, 1991. (Registration Statement No. 33-40145).

         (e) Registration of Junior Preferred Stock Purchase Rights on Form 8-A12G filed March 3, 1998. (Commission File No. 000-19188).

         (f) All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation law (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Restated Certificate of Incorporation provides that the Company's Directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of the fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. The Restated Certificate of Incorporation further provides that the Registrant shall indemnify its directors and officers to the full extent permitted by the law of the State of Delaware in connection with any threatened, pending or contemplated legal proceeding to which they may be a party or with which they may become involved by reason of being, agreeing to become or having been an officer or director of the Registrant.

         The Registrant maintains a directors' and officers' liability insurance policy.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

EXHIBIT
NUMBER                     TITLE OF EXHIBIT
------                     ----------------
4.3                        Form of certificate representing shares of Common Stock, $0.01 par value per share
                           (incorporated by reference to the Exhibits to Registrant's Registration Statement on Form
                           S-1 as amended (No. 33-40145), filed with the Commission on April 24, 1991.)

4.4                        Applied Extrusion Technologies, Inc. 1994 Stock Option Plan, as amended (incorporated by reference to the Exhibits to the Registrant's Registration Statement on Form S-8 (No.
                           33-61985), filed with the Commission on August 21, 1998).

5.1                        Opinion of Ropes & Gray.

23.1                       Consent of Deloitte & Touche LLP.

23.2                       Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5.1 to this Registration
                           Statement).

24.1                       Power of Attorney (included in Part II of this Registration Statement under the caption
                           "Signatures").

Item 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof, and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Peabody, Commonwealth of Massachusetts on the 5th day of May, 1999.


                                      APPLIED EXTRUSION TECHNOLOGIES, INC.


                                      By:  /S/ ANTHONY J. ALLOTT
                                         --------------------------------------
                                      Name:    Anthony J. Allott
                                      Title:   Vice President, Chief Financial
                                               Officer and Treasurer


         Each person whose signature appears below constitutes and appoints Gerald M. Haines II and Anthony J. Allott, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Applied Extrusion Technologies, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               SIGNATURES                            TITLE                                DATE
               ----------                            -----                                ----

/S/ AMIN J. KHOURY                          Chairman of the Board                       May 5, 1999
-------------------------------
Amin J. Khoury

/S/ THOMAS E. WILLIAMS                      President and Chief                         May  5, 1999
-------------------------------
Thomas E. Williams                          Executive Officer and
                                            Director

/S/ ANTHONY J. ALLOTT                       Vice President, Chief Financial
-------------------------------
Anthony J. Allott                           Officer and Treasurer                       May 5, 1999

/S/ PAUL W. MARSHALL                                          Director                   May 5, 1999
-------------------------------
Paul W. Marshall

/S/ MARK M. HARMELING                                         Director                   May 5, 1999
--------------------------------------
Mark M. Harmeling

/S/ NADER A. GOLESTANEH                                       Director                   May 5, 1999
---------------------------------------
Nader A. Golestaneh

/S/ JOSEPH J. O'DONNELL                                       Director                   May 5, 1999
----------------------------------------
Joseph J. O'Donnell

/S/ RICHARD G. HAMERMESH                                      Director                   May 5, 1999
------------------------------------
Richard G. Hamermesh

                                  EXHIBIT INDEX

EXHIBIT
NUMBER           TITLE OF EXHIBIT
------           ----------------
4.3               Form of certificate representing shares of Common Stock, $0.01 par value per share. Incorporated by reference to Registrant's
                  Registration Statement on Form S-1, as amended (Commission
                  File No. 33-40145). Filed with the Commission on April 24,
                  1991.

4.4 Applied Extrusion Technologies, Inc. 1994 Stock Option Plan, as amended to date. Incorporated by reference to the Exhibits to the Registrant's Registration Statement on Form S-8 (No.
                  33-61985) filed with the Commission on August 21, 1998.

5.1               Opinion of Ropes & Gray.

23.1              Consent of Deloitte &Touche LLP.

23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1              Power of Attorney (included in Part II of this Registration
                  Statement under the caption "Signatures").